Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BRIDGELINE SOFTWARE, INC.

Pursuant to Sections 241 and 245 of the
General Corporation Law
of the State of Delaware

          Bridgeline Software, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

          1. The name of the Corporation is “Bridgeline Software, Inc.”

           2. The original Certificate of Incorporation of the Corporation (the “Certificate”) was filed in the office of the Secretary of State of the State of Delaware on August 28, 2000.  An amendment to the Certificate was filed in the office of the Secretary of State of the State of Delaware on April 7, 2006

          3. In the manner prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Amended and Restated Certificate of Incorporation was duly adopted at a meeting of the Board of Directors of the Corporation held on August 18, 2006, and by written consent of the stockholder of the Corporation on September 29, 2006 pursuant to Section 228 of the DGCL.

          4. The Certificate is hereby amended and restated in its entirety and the text of the Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) is to read as follows:

Article 1. NAME

          The name of this corporation is Bridgeline Software, Inc. (the “Corporation”).

Article 2. REGISTERED OFFICE AND AGENT

          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, in the county of New Castle. The registered agent of the Corporation at such address is The Corporation Trust Company.

Article 3. PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article 4. CAPITAL STOCK

     4.1. Authorized Shares

          The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Twenty-One Million (21,000,000), of which Twenty Million (20,000,000) shares shall be Common Stock, having a par value of $.001 per share, and of which One Million (1,000,000) shares shall be Preferred Stock, having a par value of $.001 per share.

     4.2. Common Stock

           4.2.1. Relative Rights

          The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in one or more the certificates of designations, preferences and relative rights filed with the State of Delaware to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of Common Stock.

           4.2.2. Dividends

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

          4.2.3. Dissolution, Liquidation, Winding Up

          In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

 4.2.4. Voting Rights

          Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

     4.3. Preferred Stock

          The Board of Directors of the Corporation is authorized, subject to limitations prescribed by the DGCL and the provisions of this Amended and Restated Certificate, to provide, by resolution or resolutions from time to time and by filing a certificate or certificates of designations pursuant to the DGCL, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, the voting powers (if any) of the shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL.  Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.  Except as otherwise specifically provided in this Amended and Restated Certificate, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation..

Article 5. BOARD OF DIRECTORS

     5.1. Number; Term; Election

          The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Amended and Restated Certificate, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively, as nearly equal in number as possible. The number of directors in each class shall be determined in the manner provided in the bylaws of the Corporation. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.

The term of office of the first class (Class I) shall expire at the first annual meeting of stockholders or any special meeting in lieu thereof following the closing of the initial public offering of the Corporation’s securities pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Initial Public Offering”); the term of office of the second class (Class II) shall expire at the second annual meeting of stockholders or any special meeting in lieu thereof following the Initial Public Offering; and the term of office of the third class (Class III) shall expire at the third annual meeting of stockholders or any special meeting in lieu thereof following the Initial Public Offering. At each annual meeting of stockholders or special meeting in lieu thereof, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified. Directors need not be residents of the state of incorporation or stockholders of the Corporation.

Notwithstanding the foregoing provisions of this Article 5, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the terms of any incumbent director.

With respect to newly created directorships resulting from an increase in the number of directors, the Board of Directors shall determine and designate to which class of directorships each director belongs.

5.2 Management of Business and Affairs of the Corporation.

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        5.3 Indemnification.

To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, the Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals, if (i) such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith, did not act in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, did not have reasonable cause to believe that such person's conduct was unlawful. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this paragraph shall deprive a person of the benefit of this paragraph with respect to any act or failure to act of such person occurring prior to such amendment or repeal.

     5.4 Limitation of Liability

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 5.4 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6. AMENDMENT OF CERTIFICATE

          The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article 6 or Article 5 of this Amended and Restated Certificate.

Article 7. ADOPTION AND AMENDMENT OF BYLAWS.

          The Board of Directors of the Corporation shall adopt, and may amend and restate from time to time, the by-laws of the Corporation. Any amendment of the by-laws shall require the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the directors comprising the Board of Directors, at a meeting called for the purpose of amending and/or restating the Bylaws. Absent affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the directors comprising the Board of Directors, at a meeting called for the purpose of amending and/or restating the Bylaws, the stockholders of the Company may amend the by-laws by an affirmative vote of sixty-six and two-thirds percent (66 2/3%) of each class of issued and outstanding shares of voting securities of the Corporation.

Article 8. NO STOCKHOLDER ACTION BY WRITTEN CONSENT

After the Initial Public Offering, the stockholders of the Corporation may not take action by written consent without a meeting and must take any actions at a duly called annual or special meeting. Meetings of stockholders may be called in the manner and by the persons specified in the Corporation’s by-laws.

Article  9. SURVIVAL

          If any Article of this Amended and Restated Certificate or any portion thereof is found to be void or unenforceable by a court of competent jurisdiction, the remaining Articles or portions of said Article, as the case may be, shall nevertheless remain in full force and effect as though the unenforceable part had been severed and deleted.

          IN WITNESS WHEREOF, the undersigned hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Amended and Restated Certificate of Incorporation this 27th day of June, 2007.

Bridgeline Software, Inc.

By:	/s/Thomas Massie
Thomas Massie
President

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BRIDGELINE SOFTWARE, INC.

Pursuant to Section 242
of the General Corporation Law of
                 the State of Delaware

Bridgeline Software, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
At a meeting held on February 12, 2010, resolutions were duly adopted by the Board of Directors, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.  The Stockholders of the Corporation duly approved said proposed amendment at the 2010 Annual Meeting of Stockholders, held on March 19, 2010, in accordance with Sections 211 and 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED:     That Article FIRST of the Certificate of Incorporation of the Corporation be and hereby is amended to read in its entirety as follows:

FIRST:              The name of the Corporation is Bridgeline Digital, Inc.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 19th day of March, 2010.

BRIDGELINE SOFTWARE, INC.

By:	/s/Thomas L. Massie
Name: Thomas L. Massie
Title: President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BRIDGELINE DIGITAL, INC.

Pursuant to Section 242

of the General Corporation Law of

              the State of Delaware

Bridgeline Digital, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

At a meeting held on January 18, 2013, resolutions were duly adopted by the Board of Directors, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.  The Stockholders of the Corporation duly approved said proposed amendment at the 2013 Annual Meeting of Stockholders, held on April 26, 2013, in accordance with Sections 211 and 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED:
That Article FOURTH, Section 4.1 of the Amended and Restated Certificate of Incorporation of Bridgeline Digital, Inc., as amended to date, be and hereby is further amended by deleting the first paragraph thereof and inserting in its place the following:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Thirty-One Million (31,000,000), of which Thirty Million (30,000,000) shares shall be Common Stock, having a par value of $.001 per share, and of which One Million (1,000,000) shares shall be Preferred Stock, having a par value of $.001 per share.”

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 29th day of April, 2013.

BRIDGELINE DIGITAL, INC.

By:	/s/Thomas L. Massie
Name: Thomas L. Massie
Title: President and Chief Executive Officer